Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Mannatech, Incorporated

We hereby consent to the incorporation by reference in the registration statements on Forms S-8 (File Nos. 333-72767, 333-77227, 333-94519, 333-47752, 333-113975, 333-153199 and 333-169774) of Mannatech, Incorporated and Subsidiaries (the Company) of our reports dated March 27, 2013, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 27, 2013